Exhibit 77D

Morgan Stanley Select Dimensions Investment Series -
	Growth Portfolio
	Multi Cap Growth Portfolio
\	Mid Cap Growth Portfolio


The Portfolios made those changes to their investment strategies described in the supplement to its Prospectuses filed via EDGAR with the Securities and Exchange Commission on October 4, 2011 (accession number 0001104659-11-054818) and incorporated by reference herein.